EXHIBIT 16


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       Butler & Stowe
CERTIFIED PUBLIC ACCOUNTANTS                 P.O. Box 2379 o 109 W. Third Avenue
                                               Gastonia, North Carolina 28053
                                              704-864-8311 o FAX 704-864-1716


                               February 10, 1998


Securities and Exchange Commission

Gentlemen

We have been advised, as former accountants of Gaston Federal Savings & Loan Association (the Bank) that the following disclosure is to be made in the Bank's
Prospectus:

        On August 18, 1997, Butler & Stowe, the independent accountants who were previously engaged as principal accountant to audit the Bank's financial statements resigned, and the Bank retained Cherry, Bekaert & Holland, L.L.P., independent auditors. The change in accountants was approved by the Bank's Board of Directors. The prior accountant's report on the financial statements as of and for the fiscal year ended September 30, 1996, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Bank's two most recent fiscal years preceding such resignation there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, nor were there any other events that require reporting under SEC regulations.

We agree with this disclosure as it is stated here.

                                                Very truly yours,

                                                BUTLER & STOWE, CPAs


                                                /s/ Robert W. Adams
                                                -------------------
                                                Robert W. Adams, CPA
                                                Partner

RWA:dc


  Members: American Institute of Certified Public Accountants o North Carolina
                  Association of Certified Public Accountants